UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 3, 2020

DIAMONDBACK ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35700	45-4502447
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 West Texas Suite 1200 Midland, Texas	79701
(Address of principal executive offices)	(Zip code)

(432) 221-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FANG	The Nasdaq Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On April 3, 2020, in accordance with the bylaws of Diamondback Energy, Inc. (the “Company”), the Board of Directors of the Company (the “Board”) appointed Stephanie K. Mains and Vincent K. Brooks as members of the Board.

Stephanie Mains has over 30 years of experience across diverse industrial segments, including aviation, energy and transportation. Most recently, she served as President and CEO of ABB Electrification Products Industrial Solutions, a $2.7 billion leading provider of advanced technologies to protect, control and optimize assets within electrical infrastructures for a number of industrial, commercial and residential applications around the world. She served in this position from 2018, when GE Industrial Solutions was acquired by ABB, until February 2019. Prior to that, she held the position of President and CEO of GE Industrial Solutions from 2015 until its acquisition by ABB in 2018. From 2013 to 2015, Ms. Mains served as President and CEO of GE Distributed Power Global Services, where she led a $2.2 billion global business servicing technologies that power the oil and gas, utilities, mining and industrial segments. From 2006 until 2013, she held positions of increasing responsibility in GE Energy from General Manager to Vice President, as she led the global build out and transformation of a $4 billion service operation providing power equipment and services. Prior to joining GE Energy, she spent 17 years across multiple GE businesses in financial and leadership positions, including CFO for GE Aviation Services – Contractual Services and Material Solutions, a $4 billion aviation material services business. Ms. Mains also serves as a director of Gates Industrial Corporation plc and a member of its audit committee, positions she has held since February 2019. Ms. Mains holds a B.B.A. in Finance from the University of Kentucky. Ms. Mains qualifies as an independent director under the Nasdaq listing standards.

Vincent “Vince” Brooks is a career Army officer who served in the U.S. Army for over 42 years, retiring from active duty in 2019 as a four-star general. General Brooks spent his final seventeen years as a general officer and in nearly all of those years in command of large, complex military organizations in challenging situations. Most recently, from 2016 until his retirement, he was the commander of all Korean and United States forces in the Republic of Korea. In the two positions prior to Korea he served as the commander of all United States Army forces throughout the Indo-Asia Pacific region from 2013 to 2016 during the strategic rebalancing to Asia, and as the commander of all United States Army forces in the Middle East and Central Asia from 2011 to 2013 during the reduction of forces in Iraq and the buildup of forces in Afghanistan as well as the phenomenon known as “the Arab Spring.” During his tenure in the Army, he gained uncommon experience in leading through complex, ambiguous situations with significant national security interests and risks at stake. He handled crisis management, public communications, risk management and mitigation, budgetary assessment, leadership and management, international relations and interactions, cyber defense and protection, congressional engagement and strategic planning. General Brooks has served on the board of the Gary Sinise Foundation since March 2019 and on the board of the Korea Defense Veterans Association since February 2020. General Brooks is also a visiting Senior Fellow at Harvard Kennedy School’s Belfer Center for Science and International Affairs, a Distinguished Fellow at the University of Texas with both the Clements Center for National Security and the Strauss Center for International Security and Law, an Executive Fellow with the Institute for Defense and Business, and the President of VKB Solutions LLC. General Brooks holds a Bachelor of Science in Engineering from the U.S. Military Academy at West Point, a Master of Military Art and Science from the U.S. Army School of Advanced Military Studies and holds an honorary Doctor of Laws from the New England School of Law and an honorary Doctor of Humanities from New England Law | Boston. General Brooks qualifies as an independent director under the Nasdaq listing standards.

As non-employee directors, each of Ms. Mains and General Brooks will receive the compensation offered to all of the Company’s non-employee directors for services on the Board, as disclosed in the Company’s Definitive Proxy Statement on Schedule 14A, filed by the Company with the Securities and Exchange Commission on April 26, 2019. Each of Ms. Mains and General Brooks will be designated to committees of the Board at a future Board meeting.

Item 7.01.	Regulation FD Disclosure.

On April 8, 2020, the Company issued a press release announcing the matters described in Item 5.02 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release, dated April 8, 2020, entitled “Diamondback Energy, Inc. Announces Appointments to the Board of Directors.”

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date: April 8, 2020

	By:	/s/ Teresa L. Dick
	Name:	Teresa L. Dick
	Title:	Executive Vice President, Chief Accounting Officer and Assistant Secretary